UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

ORMAT TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32347	No. 88-0326081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Plumas Street Reno, Nevada	89519-6075
(Address of Principal Executive Offices)	(Zip Code)

(775) 356-9029

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following pnrovisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ORA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

Additional 2.50% Senior Convertible Notes due 2027

On July 15, 2024, Ormat Technologies, Inc. (the “Company”) issued an additional $45,187,000 aggregate principal amount of its 2.50% Convertible Senior Notes due 2027 (the “Additional Notes”). The Additional Notes were issued as additional notes pursuant to the indenture, dated June 27, 2022 (the “Indenture”), as supplemented by the first supplemental indenture, dated July 15, 2024 (the “First Supplemental Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Company intends to use the net proceeds from the issuance of the Additional Notes to refinance existing debt.

The Additional Notes constitute a further issuance of, and form a single series with, the $431.25 million aggregate principal amount of the Company’s outstanding 2.50% Convertible Senior Notes due 2027 originally issued in June 2022 (the “Existing Convertible Notes” and together with the Additional Notes, the “Notes”). The Additional Notes will have substantially identical terms to the Existing Convertible Notes, except that the Additional Notes have a different issuance date and will initially trade under a different restricted CUSIP number than the Existing Convertible Notes until such time as the Additional Notes are no longer required to bear restrictive legends under the Indenture and have an unrestricted CUSIP.

The Notes bear interest at a rate of 2.50% per year, payable on January 15 and July 15 of each year. The Notes will mature on July 15, 2027, unless earlier redeemed, converted or repurchased.

The Notes are convertible into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of the Company’s common stock (“Common Stock”) or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted, at an initial conversion rate of 11.0776 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $90.27 per share of Common Stock). The conversion rate, and thus the conversion price, may be adjusted under certain circumstances, including in connection with conversions made following a fundamental change or a redemption notice and under other circumstances, in each case as set forth in the Indenture.

Prior to 5:00 p.m., New York City time, on the business day immediately preceding January 15, 2027, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2022 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five consecutive business day period immediately after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of Notes, as determined following a request by a holder or holders of Notes in accordance with the procedures described in the Indenture, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second scheduled trading day prior to the redemption date (as defined in the Indenture), but only with respect to the Notes called (or deemed called as set forth in the Indenture) for redemption; or (4) upon the occurrence of specified corporate events as described in the Indenture. On or after January 15, 2027 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the conversion rate at any time irrespective of the foregoing conditions.

The Company may not redeem the Notes prior to July 21, 2025. The Company may redeem for cash all or any portion of the Notes, at the Company’s option, on or after July 21, 2025 and on or before the 41st scheduled trading day immediately preceding the maturity date, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding the redemption date. No sinking fund is provided for the Notes.

If a fundamental change (as defined in the Indenture) occurs (other than an exempted fundamental change, as defined in the Indenture), holders may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things, (i) failure to pay the principal amount of the Notes when due at maturity, upon an optional redemption, upon any required repurchase following a fundamental change or upon declaration of acceleration of the Notes or otherwise, (ii) failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days, (iii) failure by the Company to comply with its other obligations under the Notes or the Indenture for a period of 60 days after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, (iv) failure to pay when due any indebtedness for borrowed money of the Company or any of the Company’s “significant subsidiaries” (as defined in Article 1, Rule 1-02(w) of Regulation S-X) in excess of $100 million and (v) certain events of bankruptcy, insolvency or reorganization involving the Company or any significant subsidiary.

If an event of default involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to the Company, 100% of the principal amount of the Notes then outstanding and accrued and unpaid interest, if any, on the outstanding Notes will be automatically due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Company, may declare 100% of the principal amount of the Notes then outstanding and accrued and unpaid interest, if any, on the outstanding Notes to be due and payable.

The description of the Indenture, the First Supplemental Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Note, which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description
4.1	Indenture, dated June 27, 2022, between Ormat Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022).
4.2	First Supplemental Indenture, dated July 15, 2024, between Ormat Technologies, Inc. and U.S. Bank Trust Company, National Association, as trustee
4.3	Form of additional 2.50% Senior Convertible Note due 2027.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

Dated: July 18, 2024	By:	/s/ Assaf Ginzburg
	Name:	Assaf Ginzburg
	Title:	Chief Financial Officer

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